UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2022 (July 19, 2022)
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HF SINCLAIR CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-41325		87-2092143
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)
2828 N. Harwood St., Suite 1300	Dallas	TX	75201
(Address of principal executive offices)			(Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	DINO	NYSE
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On July 20, 2022, Thomas G. Creery, President, Renewables of HF Sinclair Corporation (the “Corporation”) and President and Chief Executive Officer of HollyFrontier Refining & Marketing LLC, notified the Board of Directors of the Corporation (the “Board”) that he will retire from all officer positions and as an employee of the Corporation and its subsidiaries effective July 31, 2022. Mr. Creery’s responsibilities will be assumed by Michael C. Jennings, Chief Executive Officer of the Corporation, effective July 29, 2022.

In connection with his retirement, the Compensation Committee of the Board approved a prorated bonus of $650,000 based on Mr. Creery’s actual months of employment during the Corporation’s current performance period (the “Prorated Performance Period”) and based on Mr. Creery’s performance and the estimated performance of the Corporation through the Prorated Performance Period. Mr. Creery’s equity awards that remain unvested as of July 31, 2022 will vest in accordance with the retirement terms in the applicable award agreements, which provide for pro rata vesting equal to the percentage of time he was employed during the applicable vesting period with the pro rata vesting of outstanding performance share units to be calculated based on the target number of performance share units awarded. Mr. Creery’s change in control agreement with the Corporation will terminate on July 31, 2022.

In addition, as a result of his expertise, his history with the Corporation, his involvement in current projects and the need to orderly transition his duties and knowledge, Mr. Creery will provide consulting services to the Corporation for a period of six months following his retirement (the “Consulting Period”). The terms of this consulting arrangement are included in a Retirement Agreement and Release entered into by and between the Corporation, HollyFrontier Refining & Marketing LLC, HollyFrontier Renewables Holding Company LLC, HollyFrontier Payroll Services, Inc. and Mr. Creery, to be effective as of August 1, 2022 (the “Agreement”). Pursuant to the Agreement, Mr. Creery will receive a retainer payment of $100,000 per calendar month to provide up to 40 hours of services per month to the Corporation and its subsidiaries as requested by the Corporation from time to time. The Agreement also includes non-disparagement and confidentiality covenants, as well as non-solicitation and non-compete covenants for the Consulting Period.

The Agreement can be terminated at any time, with or without cause, by either party upon written notice. If the Corporation terminates the retainer arrangements without “cause” (as defined in the Agreement) or if Mr. Creery terminates the Agreement due to an act of cause by the Corporation, in each case on or prior to the expiration of the Consulting Period, the Corporation shall pay Mr. Creery the unpaid retainer payment, at $100,000 per month (pro-rated for partial months), for each month until the expiration of the Consulting Period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF SINCLAIR CORPORATION

By:    /s/ Vaishali S. Bhatia
Name:    Vaishali S. Bhatia
Title:    Senior Vice President and General Counsel

Date: July 25, 2022